                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM 8-K/A

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of l934

        Date of report (date of earliest event reported):  May 9, 2000


                               Allscripts, Inc.
--------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


                                   Delaware
--------------------------------------------------------------------------------
                (State or Other Jurisdiction of Incorporation)

                 000-26537                                36-3444974
--------------------------------------------------------------------------------
         (Commission File Number)              (IRS Employer Identification No.)


2401 Commerce Drive, Libertyville, Illinois                  60048
--------------------------------------------------------------------------------
 (Address of Principal Executive Offices)                 (Zip Code)


                                 (847) 680-3515
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                      None
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, originally filed with the Securities Exchange Commission on May 25, 2000 as set forth in the pages attached hereto.

Item 7.  Financial Statements and Exhibits.

     (a) Financial Statements of business to be acquired. The following condensed financial statements of MasterChart, Inc. are attached:

          Balance Sheets for the three months ended March 31, 2000 (unaudited) and for the years ended December 31, 1999 and 1998 (audited)

          Statements of Operations for the three months ended March 31, 2000 and 1999 (unaudited) and for the years ended December 31, 1999 and 1998 (audited)

          Statements of Stockholders' Deficit for the three months ended March 31, 2000 (unaudited) and for the years ended December 31, 1999 and 1998 (audited)

          Statements of Cash Flows for the three months ended March 31, 2000 and 1999 (unaudited) and for the years ended December 31, 1999 and 1998 (audited)

          Notes to Financial Statements

     (b) Pro Forma Financial Information. The following unaudited pro forma financial statements are attached:

          Pro Forma Consolidated Financial Information Overview

          Pro Forma Consolidated Statements of Operation for the three months ended March 31, 2000 (unaudited)

          Pro Forma Consolidated Statements of Operation for the year ended December 31, 1999 (unaudited)

          Notes to Pro Forma Consolidated Statements of Operation

          Pro Forma Consolidated Balance Sheet for the three months ended March 31, 2000 (unaudited)

          Notes to Pro Forma Consolidated Balance Sheet for the three months ended March 31, 2000

                   Item 7 - FINANCIAL STATEMENTS AND EXHIBITS
                               MasterChart, Inc.
                                 BALANCE SHEETS
For the Three Months Ended March 31, 2000 and the Years Ended December 31, 1999
                                    and 1998

                                                                        March 31,            December 31,
                                                                      ------------   ---------------------------
                                                                          2000           1999           1998
                                                                       (unaudited)
                         ASSETS
Current assets:
  Cash and cash equivalents                                           $      6,310   $    347,610   $    994,748
  Accounts receivable, net of allowances of $0 in
  2000, $0 in 1999 and $45 in 1998                                         642,847      1,018,891        238,450
Note receivable                                                             43,743          9,062              -
Prepaid expenses and other current assets                                   77,512         63,321         57,544
                                                                      ------------   ------------   ------------

    Total current assets                                                   770,412      1,438,884      1,290,742
                                                                      ------------   ------------   ------------

Fixed assets, net                                                          574,232        480,537        371,518

Long-term marketable securities                                            186,894        291,502        311,752
                                                                      ------------   ------------   ------------

    Total assets                                                      $  1,531,538   $  2,210,923   $  1,974,012
                                                                      ------------   ------------   ------------

         LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable                                                    $    155,793   $     86,360   $          -
  Accrued expenses                                                         156,139         83,518          4,350
  Unearned revenue                                                         699,925        872,586              -
  Customer deposits                                                        179,959        179,959              -
  Loan obligations                                                          15,353         11,451              -
                                                                      ------------   ------------   ------------

    Total current liabilities                                            1,207,169      1,233,874          4,350
                                                                      ------------   ------------   ------------

Long-term liabilities:
  Fixed principal note-Lanier                                            3,136,271      3,059,776      2,781,615
  Line of credit-Lanier                                                  1,410,762      1,376,353      1,073,416
  Loan obligations                                                          25,952         33,215              -
                                                                      ------------   ------------   ------------

    Long-term liabilities                                                4,572,985      4,469,344      3,855,031
                                                                      ------------   ------------   ------------

    Total liabilities                                                    5,780,154      5,703,218      3,859,381
                                                                      ------------   ------------   ------------

Commitments and contingencies (see Notes 5 and 8)                                -              -              -
Stockholders' deficit:
  Common stock, no par value, 100,000 shares authorized,
   6,000 issued and outstanding                                              1,000          1,000          1,000
  Additional paid-in capital                                            14,378,269      8,855,790      8,729,770
  Unrealized gain (loss) on marketable securities                          (33,784)       (24,926)        11,752
  Accumulated deficit                                                  (18,594,101)   (12,324,159)   (10,627,891)
                                                                      ------------   ------------   ------------

    Total stockholders' deficit                                         (4,248,616)    (3,492,295)    (1,885,369)
                                                                      ------------   ------------   ------------

  Total liabilities and stockholders' deficit                         $  1,531,538   $  2,210,923   $  1,974,012
                                                                      ============   ============   ============

   The accompanying notes are an integral part of these financial statements.

                  Item 7 - FINANCIAL STATEMENTS AND EXHIBITS

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Masterchart, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Masterchart, Inc. at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP

Chicago, Illinois
July 14, 2000

                   Item 7 - FINANCIAL STATEMENTS AND EXHIBITS
                               MasterChart, Inc.
                       CONDENSED STATEMENTS OF OPERATIONS
             For the Three Months Ended March 31, 2000 and 1999 and
                 For the Years Ended December 31, 1999 and 1998

                                                        For the Three Months                 For the Year Ended
                                                           Ended March 31,                      December 31,
                                                     -----------------------------------------------------------------
                                                         2000            1999             1999                1998
                                                     (unaudited)
Revenues
  Professional services                              $    556,105    $    296,073     $  1,557,723        $  1,448,000
  Maintenance                                              49,312          44,850          175,159             131,610
  License                                                 314,798         125,538        1,423,843             336,623
  Equipment sales                                          15,901               -          156,667               2,600
                                                     ------------    ------------     ------------        ------------
    Total revenues                                        936,116         466,461        3,313,392           1,918,833

Cost of Revenues
  Professional services                                   547,207         280,042        1,453,103           1,200,275
  Maintenance                                              71,129          53,750          211,193             145,466
  Equipment                                                22,611               -          135,836                   -
                                                     ------------    ------------     ------------        ------------
    Total cost of revenues                                640,947         333,792        1,800,132           1,345,741

Research and development                                  208,655         204,684          854,754             909,722
Selling, general and administrative expenses            6,253,868         441,142        2,007,407           1,247,877
                                                     ------------    ------------     ------------        ------------

Loss from operations                                   (6,167,354)       (513,157)      (1,348,901)         (1,584,507)

Interest income                                             8,822          14,150           47,350              65,536
Interest expense                                         (111,410)       (100,792)        (394,717)           (318,707)
                                                     ------------    ------------     ------------        ------------

Net loss                                               (6,269,942)       (599,799)      (1,696,268)         (1,837,678)

Accumulated deficit - beginning                       (12,324,159)    (10,627,891)     (10,627,891)         (8,790,213)
                                                     ------------    ------------     ------------        ------------

Accumulated deficit - ending                         $(18,594,101)   $(11,227,690)    $(12,324,159)       $(10,627,891)
                                                     ============    ============     ============        ============

                   Item 7--FINANCIAL STATEMENTS AND EXHIBITS
                               MasterChart, Inc.
                      STATEMENTS OF STOCKHOLDERS' DEFICIT
                 For the Three Months Ended March 31, 2000 and
                 For the Years Ended December 31, 1999 and 1998

                                                                                     Unrealized
                                                                                     Gain/(Loss)
                                                                   Additional            on                              Total
                                                                    Paid-In          Marketable      Accumulated      Stockholders'
                                              Common Shares         Capital          Securities        Deficit          Deficit
                                           -------------------    ------------       ----------     ------------      -----------
                                           Shares       Amount
                                           ------       ------
December 31, 1997                           6,000       $1,000     $ 7,806,409         $  9,248     $ (8,790,213)     $  (973,556)

Net loss for the year ended
  December 31, 1998                                                                                   (1,837,678)      (1,837,678)
Other comprehensive income - change
  in unrealized gain/(loss)                                                               2,504                             2,504
                                                                                                                      -----------
   Comprehensive loss                                                                                                  (1,835,174)
Issuance of convertible debt at below
  market interest rates                                                923,361                                            923,361
                                           ------       ------    ------------         --------     ------------      -----------

December 31, 1998                           6,000        1,000       8,729,770           11,752      (10,627,891)      (1,885,369)
Net loss for the year ended
  December 31, 1998                                                                                   (1,696,268)      (1,696,268)
Other comprehensive income -
  change in unrealized gain/(loss)                                                      (36,678)                          (36,678)
                                                                                                                      -----------
   Comprehensive loss                                                                                                  (1,732,946)
Issuance of convertible debt at below
  market interest rates                                                126,020                                            126,020
                                           ------       ------    ------------         --------     ------------      -----------
December 31, 1999                           6,000        1,000       8,855,790          (24,926)     (12,324,159)      (3,492,295)
(unaudited)
Net loss for the quarter ended
  March 31, 2000                                                                                      (6,269,942)      (6,269,942)
Other comprehensive income -
  change in unrealized gain/(loss)                                                       (8,858)                           (8,858)
                                                                                                                      -----------
   Comprehensive loss                                                                                                  (6,278,800)
Issuance of warrants to consultants                                  5,522,479                                          5,522,479
                                           ------       ------    ------------         --------     ------------      -----------
March 31, 2000 - unaudited                  6,000       $1,000     $14,378,269         $(33,784)    $(18,594,101)     $(4,248,616)
                                           ======       ======    ============         ========     ============      ===========

  The accompanying notes are an integral part of these financial statements.

                  Item 7 - FINANCIAL STATEMENTS AND EXHIBITS

                               MasterChart, Inc.
                            STATEMENTS OF CASH FLOWS
             For the Three Months Ended March 31, 2000 and 1999 and
                 For the Years Ended December 31, 1999 and 1998


                                                               For the Three Months          For the Year Ended
                                                                  Ended March 31,               December 31,
                                                                 2000          1999          1999           1998
                                                             (unaudited)
Cash flows from operating activities:
  Net loss                                                   $(6,269,942)   $(599,799)   $(1,696,268)   $(1,837,678)
  Adjustments to reconcile net loss
   to net cash used in operating activities:
    Depreciation expense                                          44,989       46,891        151,954        165,264
    Amortization of debt discount                                110,904       96,375        387,118        318,707
    Warrants issued to consultants                             5,522,479            -              -              -
    Changes in assets and liabilities:
      (Increase) decrease in accounts receivable, net            376,044      (35,854)      (780,441)        85,978
      Increase in note receivable                                (34,681)           -         (9,062)             -
      (Increase) decrease in prepaid expenses and other
       current assets                                            (14,191)      14,630         (5,777)       (27,849)
      Increase in accounts payable                                69,433       65,408         86,360              -
      Increase in accrued expenses                                72,621       17,614         79,168          4,350
      (Decrease) increase in unearned revenue                   (172,661)     143,497        872,586              -
      Increase in customer deposits                                    -            -        179,959              -
                                                             -----------    ---------    -----------    -----------

       Net cash used in operating activities                    (295,005)    (251,238)      (734,403)    (1,291,228)
                                                             ===========    =========    ===========    ===========

Cash flows from investing activities:
  Capital expenditures                                          (138,684)     (17,044)      (214,484)      (110,127)
  Purchase of investments                                              -            -        (20,678)      (100,000)
  Sale of investments                                             95,750            -          4,250              -
                                                             -----------    ---------    -----------    -----------

       Net cash used in investing activities                     (42,934)     (17,044)      (230,912)      (210,127)
                                                             ===========    =========    ===========    ===========

Cash flows from financing activities:
  Principal payments on loan obligations                          (3,361)           -         (1,823)             -
  Borrowings under line of credit                                      -            -        320,000      1,930,795
                                                             -----------    ---------    -----------    -----------

        Net cash provided (used) by financing activities          (3,361)           -        318,177      1,930,795
                                                             ===========    =========    ===========    ===========

Net increase (decrease) in cash and cash equivalents            (341,300)    (268,282)      (647,138)       429,440
Cash and cash equivalents at beginning of period                 347,610      994,748        994,748        565,308
                                                             -----------    ---------    -----------    -----------

Cash and cash equivalents at end of period                   $     6,310    $ 726,466    $   347,610    $   994,748
                                                             ===========    =========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                  Item 7 - FINANCIAL STATEMENTS AND EXHIBITS
                               MasterChart, Inc.
                         NOTES TO FINANCIAL STATEMENTS


1.   Nature of Business

     Masterchart, Inc. ("Masterchart" or the "Company") develops clinical software for the enterprise-wide healthcare institution market. Masterchart operates in one industry segment. The Company was incorporated in Illinois on July 23, 1992.

2.   Summary of Significant Accounting Policies

     Unaudited Interim Financial Information

     The accompanying interim consolidated financial statements as of March 31, 2000 and 1999 and the three months ended March 31, 2000 and 1999 together with the related notes are unaudited but include all adjustments, consisting of only normal recurring adjustments, which management considers necessary to present fairly, in all material respects, the financial position, and results of operations and cash flows for the interim periods ended March 31, 2000 and 1999. Results for the three months ended March 31, 2000 are not necessarily indicative of results for the entire year.

     Use of Estimates

     Generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at year end and the reported amounts of revenue and expenses during the year. Actual results could differ from these estimates.

     Cash, Cash Equivalents and Marketable Securities

     Cash and cash equivalent balances consist of cash and highly liquid corporate debt securities with maturities at the time of purchase of less than 90 days. At December 31, 1999 and 1998, cash equivalents were comprised of money market funds and commercial paper totaling $816 and $727,529, respectively.

     Marketable securities include corporate debt and equity instruments with maturities of greater than 90 days at the time of purchase. Long-term marketable securities have maturities of greater than one year at the balance sheet date. The securities, that are available for sale, had an average weighted time to maturity of 27 years at December 31, 1999. At December 31, 1999, the gross unrealized loss totaled $30,603 and the gross unrealized gain totaled $5,677. At December 31, 1998, the gross unrealized gain totaled $11,752.

     Fixed Assets

     Fixed assets are stated at cost. Expenditures for maintenance, repairs, renewals and betterments that do not significantly prolong the useful lives of the assets are charged to expense as incurred. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets. Upon asset retirement or other disposition, the cost and related allowance for depreciation are removed from the accounts, and any gains or losses are included in the statements of operations.

     Leases

     Leases that substantially transfer all of the benefits and risks of ownership of property to Masterchart or otherwise meet the criteria for capitalizing a lease under generally accepted accounting principles are accounted for as capital leases. An asset is recorded at the time a capital lease is entered into together with its related obligation to reflect its purchase and financing. Payments under operating leases are expensed as incurred.

     Fair Value of Financial Instruments

     The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable and accounts payable approximate their fair values due to the short-term nature of these financial instruments. The fair value of the long-term debt is estimated based on current interest rates available to Masterchart for debt instruments with similar terms, degrees of risk and remaining maturities. The carrying value of the long-term debt approximates its fair value.

     Concentration of Credit Risk

     Financial instruments that potentially subject Masterchart to a concentration of credit risk consist of cash and cash equivalents, marketable securities and trade receivables. Masterchart maintains its cash balances with one major commercial bank and its cash equivalents and marketable securities in interest bearing, investment-grade securities.

     Masterchart sells its products and services to healthcare providers. Credit risk with respect to trade receivables is generally diversified due to the large number of customers and their dispersion across the United States. To reduce credit risk, Masterchart performs ongoing credit evaluations of its customers and their payment histories. In general, Masterchart does not require collateral from its customers.

     Revenue Recognition

     Masterchart's revenue is primarily derived from the sale of clinical software and related consulting services. Software license fee revenues are recognized when persuasive evidence of an arrangement exists, delivery has occurred, the license fee is fixed and determinable and collection of the fee is probable. Revenues related to arrangements that include multiple elements for which the Company has no vendor specific objective evidence
     (VSOE) of the value of the undelivered elements are recognized ratably over the term of the arrangement. Revenues from consulting services are recognized as services are performed. Maintenance revenues are recognized ratably over the term of the contract on a straight-line basis.

     Advertising Costs

     Masterchart recognizes advertising costs as incurred. Advertising expense totaled $127,645 in 1999. There were no advertising costs in 1998.

     Comprehensive Income

     The Company follows Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The only component of other comprehensive income is the change in unrealized gains (losses) on marketable securities. Comprehensive income is included as a component of stockholders' deficit.

     Software Development Costs

     Masterchart applies Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed" ("SFAS No. 86") which requires the capitalization of software development costs incurred from the time technological feasibility of the software is established until the software is ready for use. Development costs incurred subsequent to the establishment of technological feasibility but prior to the release of the software were not significant and as a result, the Company has not capitalized any software development costs. Software maintenance costs related to software development are expensed as incurred. Reimbursed development costs are reported as a reduction of research and development expense.

     Income Taxes

     The Company has elected to be treated as an S-Corporation for income tax purposes. Accordingly, its taxable income is reportable on the individual federal income tax return of the common stockholders.

     Stock-Based Compensation

     The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"), and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), Accounting for Stock-Based Compensation. Under APB 25, compensation expense is based on the difference between the estimated fair value of the Company's stock and the redemption value of the shares issued under the Company's performance share plans.

3.   Related Party Transactions

     The Company recognized revenue related to sales with Lanier, with whom the Company has a loan outstanding (see Note 6), of $569,564 and $648,247 during the years ended December 31, 1999 and 1998, respectively. Lanier sales totaled $______ and $______ for the three months ended March 31, 2000 and March 31, 1999, respectively. Accounts receivable from Lanier totaled $30,000 (unaudited), $30,360 and $24,242 at March 31, 2000, December 31,
     1999 and December 31, 1998, respectively.

4.   Fixed Assets

     Fixed assets are summarized as follows:

                                                            Estimated              December 31,
                                                                          -------------------------------
                                                           Useful Lives         1999             1998
                                                         --------------   --------------   --------------


Computer equipment                                           3 years            $701,148         $582,349
Phone equipment                                              7 years              56,433           14,443
Furniture and fixtures                                       7 years             112,766           54,703
Automobiles                                                  5 years              72,631           45,305
Assets under capital lease                                   5 years              14,795                -
                                                                          --------------   --------------

                                                                                 957,773          696,800

Less accumulated depreciation                                                    475,634          325,282
Less accumulated amortization of capitalized leases                                1,602                -
                                                                          --------------   --------------
                                                                                $480,537         $371,518
                                                                          --------------   --------------

5.   Lease Commitments

     Masterchart conducts its operations from leased premises. On September 23, 1999, Masterchart entered into a five-year cancelable lease for office space. Payments began November 1, 1999 and escalate 3% each year. Rent expense totaled $155,235 and $117,488 for the years ended December 31, 1999 and 1998, respectively.

     Future minimum rental payments for the next five years are as follows:

                                                Operating             Capital
                                                  Leases              Leases
                                                ---------             -------
       Year Ending
       December 31,
           2000                                   $168,290            $ 5,777
           2001                                    173,235              5,777
           2002                                    174,962              2,889
           2003                                    178,473                  -
           2004                                    152,440                  -
                                                  --------            -------

           Total minimum lease payments           $847,400            $14,443
                                                  ========            =======
           Amount representing interest           $      -            $ 2,881
           Present value of minimum lease
             payments                              847,400             11,562

                                                  Operating             Capital
                                                   Leases               Leases
                                                  ---------             -------
       Quarter Ending
          March 31,
           2000
           2001
           2002
           2003
           2004
                                                  ---------             -------
           Total minimum lease payments
                                                  =========             =======
           Amount representing interest
           Present value of minimum lease
           payments

6.   Debt

          Outstanding debt as of December 31 consisted of the following:

                                                   1999                 1998
                                                -----------          ----------
Auto Loan                                        $   33,104          $        -

Capital Lease                                        11,562                   -

Lanier Line of Credit                             1,376,353           1,073,416

Lanier Fixed Note Payable                         3,059,776           2,781,615
                                                 ----------          ----------
     Total debt outstanding                       4,480,795           3,855,031
                                                 ----------          ----------
     Less current maturities                         11,451                   -
                                                 ----------          ----------
     Long-term debt                              $4,469,344          $3,855,031
                                                 ==========          ==========

     Auto Loan:

     During December of 1999, the Company entered into a loan to finance the purchase of an automobile. The loan carries a four-year term at a rate of 6.99% a year. Monthly payments total $792.52. In the event of default, the bank has a security interest in the automobile.

     Loan with Harris and Lanier

     On December 22, 1995, Masterchart entered into an agreement with Harris Corporation, wherein Harris agreed to provide Masterchart a line of credit funding arrangement totaling up to $10 million over the following four years. The loan agreement carried no interest through June 30, 2000, at which point the unpaid principal balance accrued interest at the annual prime rate, adjusted monthly. Payments were due in annual installments equal to 5% of the Company's gross revenues, beginning with the year ended December 31, 2000. The final payment was due no later than June 30, 2015. Upon drawing on the line of credit, the Company recorded the carrying value of the debt based on the present value of the loan using an interest rate of 10%. The debt discount is amortized over the life of the debt as interest expense using the effective interest method.

     In conjunction with the credit funding arrangement, Masterchart issued Harris a non-detachable warrant to purchase 4,000 shares of common stock for an aggregate purchase price of $10,000,000. The consideration for exercising the warrant was cancellation of any amounts outstanding under the line of credit arrangement and, to the extent that the outstanding amount was less than $10,000,000, Harris was to pay an amount equal to $10,000,000 less the canceled amount. The warrant was not exercised and was canceled when the debt was renegotiated in March of 1998.

     On March 16, 1998, Masterchart entered into a renegotiation of this agreement. As a result of the renegotiation, the agreement was assigned to Lanier Worldwide, a subsidiary of Harris. The $5,000,000 that was then outstanding under the original agreement was converted to a fixed principal note payable to Lanier carrying the same terms described above, with the exception of the first payment due date. Under the renegotiated fixed principal note, the first payment began with the year ended December 31, 2001. The final payment date remains June 30, 2015.

     In connection with the renegotiation, Masterchart also entered into an amended line of credit agreement with Lanier wherein Masterchart may draw up to an additional $5,000,000 on the line of credit. The maturity date was the first to occur of June 30, 2015, change of control of Masterchart, or event of default. Upon drawing on the line of credit, the Company recorded the carrying value of the debt based on the present value of the loan using an interest rate of 10%. The debt discount is amortized over the life of the debt as interest expense using the effective interest method. At December 31, 1999, the Company may draw an additional $2,749,000 under the existing line of credit.

     Also, in connection with the renegotiation, Masterchart issued Lanier a non-detachable warrant to purchase 1,500 shares of common stock for an aggregate purchase price of $5,000,000. The consideration for exercising the warrant was cancellation of any amounts outstanding under the fixed principal note and, to the extent that the outstanding note amount was less than $5,000,000, Lanier was to pay an amount equal to $5,000,000, less the canceled amount. The warrant was exercised in connection with the purchase of Masterchart by Allscripts on May 9, 2000. See Note 11.

7.   Stockholders' Equity

     Warrants issued to Consultants

     During the first quarter of 2000, in anticipation of a purchase transaction, the Company issued warrants to two consultants. One consultant was issued a warrant to purchase 357 shares of common stock at $2.80 per share. The second consultant was issued a warrant to purchase 33 shares of common stock at $5,000 per share. The warrants were exercised in connection with the purchase of Masterchart by Allscripts on May 9, 2000 (see Note
     11). Compensation expense of $5,522,479 was recorded during the three months ended March 31, 2000 related to the warrants.

     Performance Share Plans

     The Company instituted a series of three performance share plans, under which certain employees were granted performance shares at the discretion of an established committee. After being granted, the shares vested based upon criteria as set forth by the committee. From 1995 through 1999, a total of 1478.8 shares were issued under the plans. The plan is a formula based plan wherein the value of the shares is calculated as a function of taxable income. Based on the operating results of the Company, there has been no compensation expense recorded related to the shares. Had the Company accounted for the plans pursuant to SFAS No. 123, no compensation expense would have been recorded. All of the shares became fully vested on May 9, 2000, the closing date of the acquisition of Masterchart by Allscripts (see Note 11).

8.   Contingencies

     The Company is from time to time subject to legal proceedings and claims that arise in the normal course of its business. All such matters are subject to uncertainties that are not predictable with assurance. However, it is management's opinion that the disposition of such matters will not have a significant adverse effect on Masterchart's financial position, results of operations or cash flows.


9.   Defined Contribution Plan

     The Company sponsors a defined contribution 401(k) profit sharing plan covering substantially all of its full time employees. Contributions by the Company to the Plan are discretionary. As of December 31, 1999 and 1998 the Company had elected to not make any contributions to the Plan.

10.  Recently Issued Accounting Pronouncements

     In December 1999, the U.S. Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"), that provides the SEC's views in applying generally accepted accounting principles to selected revenue recognition issues. Adoption of SAB 101 is required in the fourth quarter of fiscal year 2000. The Company is currently evaluating the impact of SAB 101 on the Company's results of operations and financial position.

11.  Subsequent Events

     On May 9, 2000, all outstanding shares of Masterchart were acquired by Allscripts, Inc. in exchange for 1,617,889 shares of Allscripts stock and $5,000,000 of cash. The total Masterchart shares purchased by Allscripts included the conversion of the Lanier warrants, the conversion of the consultant warrants and the repurchase of the performance shares.

                   Item 7--FINANCIAL STATEMENTS AND EXHIBITS
                                Allscripts, Inc.
                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                    OVERVIEW


          Effective May 9, 2000 and May 17, 2000, Allscripts, Inc. (the Company) acquired MasterChart, Inc. and Medifor, Inc., respectively (the acquired companies). These acquisitions have been accounted for using the purchase method of accounting and, accordingly, the purchase price has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their respective fair values on the acquisition dates, with the excess of the purchase price recorded as goodwill.

          The MasterChart, Inc. total purchase price of approximately $132.4 million consisted of 1,617,873 shares of the Company's common stock with a fair value of approximately $127.4 million and cash of approximately $5 million.
The Medifor Inc. total purchase price of approximately $38.6 million consisted of 935,858 shares of the Company's common stock with a fair value of approximately $34.4 million and the issuance of 142,786 common stock options as replacement of Medifor, Inc. common stock options with a fair value of approximately $4.2 million.

          The following unaudited pro forma consolidated statements of operations reflects the Company's results of operations for the year ended December 31, 1999, and three months ended March 31, 2000, as if the acquisitions had occurred on January 1, 1999 after giving effect to purchase accounting adjustments. The following unaudited pro forma consolidated balance sheet reflects the Company's financial position as of March 31, 2000, as if the acquisitions had occurred on March 31, 2000 after giving effect to purchase accounting adjustments. These pro forma financial statements have been prepared for comparative purposes only, do not purport to be indicative of what the Company's operating results or financial position would have been had the acquisitions actually taken place on January 1, 1999, or March 31, 2000, respectively, and may not be indicative of future operating results or financial position.

                   Item 7 - FINANCIAL STATEMENTS AND EXHIBITS
                                Allscripts, Inc.
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                   Unaudited
                    (In thousands except per share amounts)

                       Three Months Ended March 31, 2000



                                                                Acquired                                    Pro
                                          Allscripts, Inc.      Companies          Adjustments             Forma
                                          -----------------     ---------          -----------            -------
Revenue                                        $  9,647          $  1,177            $      -            $  10,824
Cost of revenue                                   7,597               671                 575 (1)            8,843
                                               --------          --------            --------            ---------
    Gross profit                                  2,050               506                (575)               1,981
Selling, general and
  administrative expenses                         8,945             7,077             ($5,522)(1)           10,500
Amortization of intangibles                         574                 -            $  7,564 (1)            8,138
Other Operating Expenses                              -                 -                   -                    -
                                               --------          --------            --------            ---------
    Loss from Operations                         (7,469)           (6,571)            ($2,617)             (16,657)

Interest income (expense),  net                   1,183               (99)           $    111 (1)            1,195
                                               --------          --------            --------            ---------
Accretion of mandatory
  redemption value of
  preferred shares and
  accrued dividends on
  preferred shares                                    -                 -                   -                    -
                                               --------          --------            --------            ---------
Loss from continuing
  operations including
  accretion and accrued
  dividends on Preferred
  Shares                                        ($6,286)          ($6,670)            ($2,506)            ($15,462)

Per share data-basic and
  diluted:
    Continuing operations
      (including accretion and
      accrued dividends on
      preferred shares)                          ($0.25)                                                    ($0.56)

Weighted average shares of
  common stock outstanding
  used in computing per
  share data-basic and
  diluted                                        24,933                                 2,554 (2)           27,487

   See accompanying notes to pro forma consolidated statements of operations.

                   Item 7--FINANCIAL STATEMENTS AND EXHIBITS
                                Allscripts, Inc.
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                   Unaudited
                    (In thousands except per share amounts)

                          Year Ended December 31, 1999

                                                                Acquired                                    Pro
                                          Allscripts, Inc.      Companies          Adjustments             Forma
                                          -----------------     ---------          -----------            -------
Revenue                                       $  27,586          $  4,206           $       -            $  31,792
Cost of revenue                                  21,909             1,863               2,299 (1)           26,071
                                              ---------          --------           ---------            ---------
    Gross profit                                  5,677             2,343              (2,299)               5,721
Selling, general and
  administrative expenses                        20,656             5,155                   -               25,811
Amortization of intangibles                       1,351                 -              30,259 (1)           31,610
Other Operating Expenses                            319                 -              13,729 (1)           14,048
                                              ---------          --------           ---------            ---------
    Loss from Operations                        (16,649)           (2,812)            (46,287)             (65,748)
Interest income (expense), net                    1,216              (323)                387 (1)            1,280

Accretion of mandatory
  redemption value of
  preferred shares and
  accrued dividends on
  preferred shares                               (2,198)                -                   -               (2,198)
                                              ---------          --------           ---------            ---------
Loss from continuing
  operations including
  accretion and accrued
  dividends on Preferred
  Shares                                       ($17,631)           ($3,135)             ($45,900)            ($66,666)

Per share data-basic and
  diluted:
    Continuing operations
      (including accretion and
      accrued dividends on
      preferred shares)                          ($1.20)                                                       ($3.86)

Weighted average shares of
  common stock outstanding
  used in computing per
  share data-basic and
  diluted                                        14,718                                    2,554 (2)           17,272

                  Item 7 - FINANCIAL STATEMENTS AND EXHIBITS
                               Allscripts, Inc.
           NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                   Unaudited


1. Pro forma Adjustments (in thousands, unless otherwise noted)

   The following adjustments were applied to the Company's historical statements of operations and those of the acquired companies to arrive at the pro forma consolidated financial information.

Statement of Operations for the three months ended March 31, 2000:

   . To record amortization of acquired trade names totaling $8.7 million for Medifor, Inc. and $17.4 million for MasterChart, Inc. on a straight-line basis over 60 months.

       To record amortization of goodwill of $21.1 million related to the Medifor, Inc. acquisition and $104.1 million related to the MasterChart, Inc. acquisition on a straight-line basis over 60 months.

   A summary of the pro forma adjustments relating to acquired intangible assets is as follows (in thousands):

                             Medifor  MasterChart  Total
                             -------  -----------  ------
              Trade names     $  435       $  870  $1,305
              Goodwill        $1,053       $5,206  $6,259
                              ------       ------  ------
                  Total       $1,488       $6,076  $7,564

   . To record amortization of $575 for acquired software valued at $4.6 million related to the MasterChart, Inc. acquisition amortized on a straight-line basis over 24 months.

   . To eliminate interest expense of $111 related to convertible debt of MasterChart, Inc. that was converted to the Company's equity in connection with the acquisition.

   . To eliminate compensation expense of $5,522 related to warrants exercised in connection with acquisition of MasterChart, Inc.

Statement of Operations for the year ended December 31, 1999:

   . To record amortization of acquired trade names totaling $8.7 million for Medifor, Inc. and $17.4 million for MasterChart, Inc. on a straight-line basis over 60 months.

       To record amortization of goodwill of $21.1 million related to the Medifor, Inc. acquisition and $104.1 million related to the MasterChart, Inc. acquisition on a straight-line basis over 60 months.

    A summary of the pro forma adjustments relating to acquired intangible assets is as follows (in thousands):

                             Medifor  MasterChart       Total
                             -------  -----------      -------
              Trade names     $1,740      $ 3,480      $ 5,220
              Goodwill        $4,214      $20,825      $25,039
                              ------      -------      -------
                  Total       $5,954      $24,305      $30,259

    . To write-off the value of acquired in-process research and development that had not yet reached technological feasibility and had no probable alternative future uses of $8,700 for Medifor, Inc. and $5,029 for MasterChart, Inc.

    . To record amortization of $2,299 for acquired software valued at $4.6 million related to the MasterChart, Inc. acquisition amortized on a straight-line basis over 24 months.

    . To eliminate interest expense of $387 related to convertible debt of MasterChart, Inc. that was converted to the Company's equity in connection with the acquisition.



2.  Net Loss per Share

    Basic net loss per share for the year ended December 31, 1999 is computed using the weighted average number of common shares outstanding during the year. Diluted net loss per share is computed excluding the weighted average number of common equivalent shares outstanding because such common equivalents are anti-dilutive. Differences between historical weighted average shares outstanding used to compute net loss per share result from the inclusion of shares issued in conjunction with the acquisition as if such shares were outstanding from January 1, 1999.

                   Item 7 - FINANCIAL STATEMENTS AND EXHIBITS
                                Allscripts, Inc.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                   Unaudited
                      (In thousands, except share amounts)

                       Three Months Ended March 31, 2000


                                                   Acquired                                          Pro
                         Allscripts, Inc.         Companies            Adjustments                  Forma
                         -----------------     ----------------     -----------------          ----------------
ASSETS
Current assets:
  Cash and cash equivalents      $110,478             $    210              $ (5,000)     (1)         $105,688
  Marketable securities            31,886                   63                     -                    31,949
  Accounts receivable               6,750                  737                     -                     7,487
  Interest receivable                 780                    -                     -                       780
  Other receivable                  4,160                    -                     -                     4,160
  Inventories                       3,938                   33                     -                     3,971
  Prepaid expenses and
  other current expenses              860                  138                     -                       998
                            -------------         ------------         -------------             -------------
Total current assets              158,852                1,181                (5,000)                  155,033

     Long-term marketable          14,219                  187                     -                    14,406
               securities
        Fixed assets, net           6,193                  692                     -                     6,885
   Intangible assets, net           3,007                  137               151,251    (1)            158,992
                                                                               4,597    (1)
                                                                                                 -------------
             Other assets           1,041                    -                     -                     1,041
                            -------------         ------------         -------------             -------------
 LIABILITIES
 Current liabilities:
  Accounts payable               $  4,101             $    454              $      -                  $  4,555
  Accrued expenses                  1,789                  336                     -                     2,125
  Deferred revenue                    774                  846                  (846)   (2)                774
                            -------------         ------------         -------------             -------------
Total current liabilities           6,664                1,636                  (846)                    7,454
  Long term debt                        -                4,573                (4,573)   (3)                  -
  Deferred revenue-net                  -                  325                  (325)   (2)                  -
       of current portion
                            -------------         ------------         -------------             -------------
Total liabilities                   6,664                6,534                (5,744)                    7,454

STOCKHOLDERS' EQUITY
Preferred shares:
  Undesignated, $0.01                                    2,784                (2,784)   (1)                  -
     par value, 1,000,000
    shares authorized, no
        shares issued and
     outstanding at March
                 31, 2000
Common shares:
  $0.01 par value,                    263                2,056                (2,056)   (1)                288
   75,000,000 shares
   authorized, 26,246,603
   shares issued,
   26,212,138 shares
outstanding at March 31, 2000
                                                                                  25    (1)
                 Unearned
             compensation          (1,491)                 (26)                   26    (1)             (1,491)
Other comprehensive income              -                  (34)                   34    (1)                  -

Additional paid-in capital        241,995               14,378               (14,378)   (1)            407,954

                                                                                                       165,959
  Treasury stock at cost;             (68)                   -                                             (68)
     34,465 common shares
        at March 31, 2000
      Accumulated deficit         (64,051)             (23,495)               23,495    (1)            (64,051)
                                                                             (13,729)   (4)
                            -------------         ------------         -------------             -------------

Total stockholders'
 equity                           176,648               (4,337)              156,592                   328,903
    Total liabilities and
     stockholders' equity        $183,312             $  2,197              $150,848                  $336,357

                            -------------         ------------         -------------             -------------

        See accompanying notes to pro forma consolidated balance sheet.

                  Item 7 - FINANCIAL STATEMENTS AND EXHIBITS
                               Allscripts, Inc.
                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

1.   Pro forma Adjustments (in thousands, unless otherwise noted)

     The following adjustments were applied to the Company's historical balance sheet and those of the acquired companies to arrive at the pro forma consolidated financial information.

     . To record $5,000 cash included in the total consideration related to the MasterChart, Inc.'s acquisition of approximately $132.4 million.

     . To record the issuance of 1,617,873 shares of common stock with a fair value of approximately $127.4 million in the acquisition of MasterChart, Inc. and 935,858 shares of common stock with a fair value of approximately $34.3 million in the acquisition of Medifor, Inc..

     . To record goodwill and other intangible assets related to the acquisition of MasterChart, Inc. and Medifor, Inc.. A summary of goodwill and other intangibles acquired is as follows (in thousands):

                            Medifor       Masterchart     Total
                            -------       -----------    --------
   Acquired goodwill        $21,069       $104,078       $125,147
   Trade names              $ 8,704       $ 17,400       $ 26,104
                            -------       --------       --------
   Total                    $29,773       $121,478       $151,251

     . The Company also acquired $4,597 of identified software related to the purchase of MasterChart, Inc..

     .  To eliminate the equity accounts of the acquired companies.

2. An adjustment was made to the pro forma balance sheet to adjust the acquirees' deferred revenue to the estimated cost of completing the services to which the deferred revenue related.

3. Pursuant to the acquisition of MasterChart, Inc., certain debt instruments held by Lanier that automatically converted into equity of MasterChart, Inc.. Upon execution of the acquisition, Lanier received consideration for their equity.

4. An adjustment was made to the pro forma balance sheet to reflect the write-off of acquired in-process research and development of $8,700 and $5,029 related to Medifor, Inc. and MasterChart, Inc. respectively.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ALLSCRIPTS, INC.




Date:  July 24, 2000                 By:       /s/ David B. Mullen
                                        -------------------------------------
                                               David B. Mullen, President


                                       23